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                                                                    EXHIBIT 99.4


                     SOUTH FLORIDA BANK HOLDING CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1999

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of South Florida Bank Holding Corporation will be held on May 12, 1999 at 4:00 p.m., Eastern Daylight Savings Time, at 1500 Colonial Boulevard, Ft. Myers, Florida.

     A proxy statement/prospectus and proxy card for the special meeting are enclosed herewith. The special meeting is for the purpose of considering and voting upon the following matters:

          1. A proposal to approve the affiliation agreement dated as of October 22, 1998 between Fifth Third Bancorp and South Florida. Pursuant to the affiliation agreement, South Florida will merge into Fifth Third. At the time the merger becomes effective, each share of common stock of South Florida will be converted by virtue of the merger into the right to receive .34800 of a share of Fifth Third common stock, with cash paid in lieu of fractional shares at the market value of Fifth Third common stock on the effective date of the merger.

          Approval of the proposal will also authorize the South Florida board of directors to exercise its discretion whether to proceed with the merger in the event that South Florida has the right to exercise its termination right as described in the affiliation agreement without notice to, or a resolicitation of, shareholders. See "Terms of the Affiliation Agreement-Termination; Amendment; Waiver" in the accompanying proxy statement/prospectus.

          2. Such other business as may properly come before the special meeting or any adjournments thereof. The board of directors is not aware of any other business to come before the special meeting.


     Pursuant to the bylaws of South Florida, the Board of Directors has fixed March 30, 1999 as the record date, for the determination of shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. Any action may be taken on any of the foregoing proposals at the special meeting on the date specified above, or on any date or dates less than 30 days later to which, by original or later adjournment, the meeting may be adjourned. Only holders of record of South Florida common stock at the close of business on the record date will be entitled to vote at the special meeting or any adjournments thereof.


     THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF SOUTH FLORIDA COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO APPROVE THE AFFILIATION AGREEMENT. IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE MEETING, THE MEETING MAY BE ADJOURNED BY A MAJORITY OF THE VOTES CAST IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES BY SOUTH FLORIDA; PROVIDED, HOWEVER, THAT NO PROXY WHICH IS VOTED AGAINST THE AFFILIATION AGREEMENT WILL BE VOTED IN FAVOR OF ADJOURNMENT TO SOLICIT FURTHER PROXIES FOR SUCH PROPOSAL.

     APPROVAL OF THE PROPOSAL WILL ALSO AUTHORIZE THE BOARD OF DIRECTORS TO EXERCISE ITS DISCRETION WHETHER TO PROCEED WITH THE MERGER IN THE EVENT THAT SOUTH FLORIDA HAS THE RIGHT TO EXERCISE ITS TERMINATION RIGHT. SOUTH FLORIDA EXPECTS THAT THE SOUTH FLORIDA BOARD OF DIRECTORS WOULD EXERCISE SUCH DISCRETION AND DECIDE WHETHER TO TERMINATE THE AFFILIATION AGREEMENT WITHOUT A RESOLICITATION OF SHAREHOLDERS.

     SOUTH FLORIDA SHAREHOLDERS ARE ENTITLED TO ASSERT DISSENTERS' RIGHTS PURSUANT TO THE FLORIDA BUSINESS COMBINATION ACT. THE PROXY STATEMENT/PROSPECTUS DESCRIBES YOUR RIGHTS TO DISSENT FROM THE MERGER AND THE PROCEDURES YOU MUST FOLLOW TO EXERCISE THOSE RIGHTS. A COPY OF THE DISSENTERS' RIGHTS PROVISIONS ALSO IS ATTACHED TO THE ENCLOSED PROXY STATEMENT/PROSPECTUS AS ANNEX C.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED
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PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN
BY A SHAREHOLDER MAY BE REVOKED BEFORE IT IS EXERCISED BY SUBMITTING A LATER DATED PROXY, BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON OR BY GIVING NOTICE OF REVOCATION TO SOUTH FLORIDA IN WRITING ADDRESSED TO AND RECEIVED BY THE SECRETARY OF SOUTH FLORIDA BEFORE THE SPECIAL MEETING.

                                        By Order of the Board of Directors

                                                   William P. Valenti


                                         President and Chief Executive Officer


Fort Myers, Florida

April 2, 1999